UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐           Preliminary Proxy Statement
☐           Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐           Definitive Proxy Statement
☑           Definitive Additional Materials
☐           Soliciting Material Pursuant to §240.14a-12

WILSHIRE ENTERPRISES, INC.
(Name of the Registrant as Specified In Its Charter)

 (Name(s) of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑           No fee required.

☐           Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)           Title of each class of securities to which transaction applies:  N/A
(2)           Aggregate number of securities to which transaction applies:  N/A
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A
(4)           Proposed maximum aggregate value of transaction:  N/A
(5)           Total fee paid:  N/A

☐           Fee paid previously with preliminary materials.

☐           Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)           Amount Previously Paid:  N/A
(2)           Form, Schedule or Registration Statement No.:  N/A
(3)           Filing Party:  N/A
(4)           Date Filed:  N/A

WILSHIRE ENTERPRISES, INC.
1 Gateway Center
11-43 Raymond Plaza West, 10th Floor
Newark, New Jersey 07102

February 10, 2009

Dear Stockholder,

We are pleased to provide you with our Annual Report on Form 10-K for the year ended December 31, 2007, as well as our proxy materials for our Stockholders Meeting to be held on March 24, 2009.

A lot is happening at Wilshire.  We believe that the current economic downturn has created extraordinary opportunities to build value for our stockholders.  With growth in mind, we have added outstanding real estate executives to our board and core management team, experienced senior executives who bring access to attractive deals and potential partners, as well as the financing required to make it happen. We are currently exploring acquisition opportunities we believe will be rewarding for your Company in the near term.

We encourage you to read the accompanying letter explaining our plans for growth and your Board's views on the important issues to be decided at the meeting, and we urge you to vote the WHITE proxy card at your earliest opportunity.

Sincerely,

Sherry Wilzig Izak
Chairman and Chief Executive Officer